Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2019 relating to the financial statements, financial statement schedule, and effectiveness of internal control over financial reporting, which appears in Integra LifeSciences Holdings Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey

May 23, 2019